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                                                                  Exhibit 3.2(b)

                                                                          BYLAWS
                                                                        PREAMBLE

  AMENDED AND RESTATED BYLAWS OF MASTERCARD INTERNATIONAL INCORPORATED (THE
                                 "CORPORATION")

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PREAMBLE

The purposes for which this Corporation is formed shall include the following:

1. To facilitate the interchange of card privileges on an international basis.

2. To facilitate the entry into the card businesses by members and prospective members without regard to size and at minimum risk and cost.

3. To promote the development of sound practices in the operation of the card programs of its members by establishing high standards.
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ARTICLE I -- MEMBERSHIP

SEC. 1 ELIGIBILITY. The following are eligible to become Class A Members or
       Affiliate Members of this Corporation:

      (a) Effective for entities applying for membership on or after 15 July 1993, any corporation or other organization that is a financial institution that is authorized to engage in financial transactions under the laws and/or government regulations of the country, or any subdivision thereof, in which it is (i) organized or (ii) principally engaged in business. "Financial transactions" for purposes of this section shall mean the making of commercial or consumer loans, the extension of credit, the effecting of transactions with payment services cards, the issuance of travelers cheques, or the taking of consumer or commercial deposits. Any such financial institution must have the requisite right, power, and authority, corporate and otherwise, to function as a member of this Corporation and to engage in any activities contemplated by that financial institution that would utilize one or more of this Corporation's marks (each, a "Mark") and services. Any such financial institution also must be regulated and supervised by one or more governmental authorities and/or agencies authorized and empowered to establish and/or enforce rules regarding financial transactions and the financial condition, activities, and practices of entities engaging in such financial transactions. With respect to any financial institution that does not take deposits, it shall be a further requirement that financial transactions constitute substantially all of the business conducted by such institution. In the event any of the foregoing eligibility criteria would violate the laws or regulations of any country, then the Board of Directors may adopt, consistent with the safety and soundness objectives reflected above, by a two-thirds vote, eligibility criteria that comply with the laws and regulations of such country. The Board of Directors, by a two-thirds vote, shall have the right, but not the obligation, to modify the above membership eligibility criteria on a regional or country-by-country basis for any reason. Notwithstanding the foregoing, a Regional Board of MasterCard Incorporated or any other entity responsible for licensing within a region (hereinafter "Membership Entity") shall have the right to propose different membership eligibility criteria on a regional or country-by-country basis, which eligibility criteria shall not become effective until approved by a two-thirds vote of the Board of Directors. Any region or country specific membership eligibility criteria that are so adopted shall be set forth as an exhibit to these bylaws. A subsequent amendment of such eligibility criteria shall require a two-thirds vote of the Board of Directors. Furthermore, any such membership eligibility criteria so adopted may be withdrawn by the Board of Directors by a majority vote; provided that, as part of such vote, at least two-thirds of the directors who are not from the region with the eligibility criteria at issue have voted to withdraw such criteria.


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      (b)   Any entity that is directly or indirectly controlled by one or more members described in Article I, Section 1 (a) and that is engaged, or proposes to engage, on behalf of or through one or more of those members in operating programs utilizing one or more of this Corporation's Marks or its services and related activities.

SEC. 2 APPLICATION FOR CLASS A MEMBERSHIP OR AFFILIATE MEMBERSHIP.

      (a) Any financial institution or other entity eligible for membership as provided in Article I, Section 1, may apply to become a Class A Member or Affiliate Member of this Corporation in the class or classes that it may elect and for which it is eligible under Article I, Section 3. Applications for Class A Membership or Affiliate Membership must be made in the form and include all of the information that the Board of Directors may from time to time require. An application must be accompanied by the correct licensing and initiation fee or fees.

      (b) An applicant for Class A Membership or Affiliate Membership in any class must agree, and by execution and submission of an application for Class A Membership or Affiliate Membership it shall have agreed, that it will comply with all applicable provisions of the Certificate of Incorporation, bylaws, rules and regulations, and published policies of this Corporation as in effect from time to time.

      (c) A completed application for Class A Membership or Affiliate Membership must, if practical, be considered at the next regularly scheduled meeting of the Board of Directors, or, if applicable, of the Regional Board or board of a Membership Entity, after receipt of the application.

      (d) A majority vote of the directors present at a meeting of the Board of Directors is required to elect an applicant to Class A Membership or Affiliate Membership. The foregoing notwithstanding, if election to Class A Membership or Affiliate Membership in this Corporation in a region has been delegated to a Regional Board of the Class B member (a "Regional Board"), a majority vote of the directors present at a meeting of the Regional Board is required to elect an applicant to Class A Membership or Affiliate Membership. The action taken on all applications must be recorded in the minutes of the meeting of the Board of Directors that acted upon it and, if any application is disapproved, the reasons therefor must be stated in those minutes.


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      (e)   Prior to consideration of a Class A Membership or Affiliate
            Membership application by the Board of Directors, or, if applicable, a Regional Board, the President of this Corporation or his designee may permit, in the absolute discretion of that person, any eligible applicant that has submitted a properly completed Class A Membership or Affiliate Membership application, including the appropriate license agreement or agreements, to utilize this Corporation's Marks, and to participate in this Corporation's activities as if it were a Class A Member or Affiliate Member, but with no right to vote during that interim period. Any such interim authorization is subject to the subsequent approval or disapproval of the application by the Board of Directors or, if applicable, the Regional Board. Prior to being granted such authorization, the applicant must agree, and by commencement of MasterCard activities it shall have agreed, to comply during this interim period (and thereafter as necessary) with the applicable bylaws, rules and regulations, and published policies of this Corporation and to discontinue immediately any such utilization and participation if its application is not approved. All damages, losses, and liability arising directly or indirectly, or consequentially, from any interim utilization and participation and from the disapproval will be solely at the applicant's risk and expense, and neither this Corporation nor its Board of Directors nor any Regional Board shall have any responsibility for those damages, losses, or liabilities.

SEC. 3 MEMBERSHIP; CLASSES; OBLIGATION TO BECOME MEMBER.

      (a) OBLIGATION TO PARTICIPATE. Each member of this Corporation must participate in one or more classes of membership. The classes of membership are card membership and travelers cheque membership.

      (b)   The following are the classes of membership in this Corporation:

      CARD MEMBERSHIP. Each card member shall participate in the card activities of this Corporation using the MasterCard Mark and other such Marks that the card member is authorized to use (each, an "Authorized Mark"). There are the following categories of card membership:

            (i) ASSOCIATION MEMBER -- an entity that is eligible for, and is elected by the Board of Directors to, membership pursuant to Sections 1 (b) and 2 (d), respectively, of this Article I and that participates or proposes to participate directly in the card activities of this Corporation. An Association Member shall be a Class A Member of this Corporation.

            (ii) PRINCIPAL MEMBER -- a financial institution that is eligible for, and is elected by the Board of Directors to, membership pursuant to Sections 1 (a) and 2 (d), respectively, of this
                  Article I and that participates or

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                  proposes to participate directly in the card activities of this Corporation. A Principal Member shall be a Class A Member of this Corporation.

            (iii) AFFILIATE MEMBER -- financial institution or other entity that is eligible for, and is elected by the Board of Directors to, membership pursuant to Article I, Sections 1 and 2 (d), and that participates or proposes to participate indirectly through an association member or a principal member, in the card activities of this Corporation.

      TRAVELERS CHEQUE MEMBERSHIP. Travelers Cheque Member -- a financial institution or other entity that is eligible for, and is elected by the Board of Directors to, membership pursuant to Article I, Sections 1 and 2
      (d), respectively, and that participates or proposes to participate directly in the travelers cheque program of this Corporation. A Travelers Cheque Member shall be a Class A Member of this Corporation.

      Each travelers cheque member may have one or more entities, financial or otherwise, affiliated with it for the purpose of the travelers cheque program. These affiliated entities will not be travelers cheque members.

      (c) OBLIGATION TO BECOME MEMBER. Subject to Article I, Section 2(e), a financial institution or other entity that is eligible for membership as provided in Section 1 of this Article I shall not participate in any of the card activities of this Corporation nor use any of the Marks unless and until it becomes a card member of this Corporation in accordance with Section 7.03 of Chapter 7 of the Bylaws and Rules manual.

            Subject to Article I, Section 2(e), a financial institution or other entity that is eligible for membership as provided in Section 1 of this Article I shall not participate in any of the travelers cheque activities of this Corporation nor use any of the travelers cheque trademarks of this Corporation unless and until it becomes a travelers cheque member of this Corporation, except those entities affiliated with a travelers cheque member's program, as provided in
            Article I, Section 3 (b).

SEC. 4 GENERAL OBLIGATIONS OF MEMBERSHIP. Each member must comply with the following obligations of membership:

      (a) Each member shall provide, upon request, to this Corporation, or its designee, information with respect to any of the member's programs utilizing the Marks, except that compliance with the foregoing shall not require any member to furnish any information, the disclosure of which, in the opinion of this Corporation's independent outside legal counsel, is likely to create a significant potential legal risk to this Corporation and/or its member(s). Each travelers cheques member shall also be required to disclose such information as to entities affiliated with it for the purpose of its travelers cheques program. To the extent that such information is the member's proprietary information, it shall be treated


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            with the degree of care deemed (i) appropriate based upon the sensitivity of the information and (ii) necessary to maintain its confidentiality. Such degree of care shall under no circumstances be less than that which this Corporation accords its own proprietary information.

      (b) Each member shall promptly pay to this Corporation all fees, dues, assessments, and other obligations when due.

      (c) Each member shall comply in all respects with all bylaws, rules and regulations, and published policies of this Corporation in effect from time to time.

SEC. 5 SPECIFIC OBLIGATIONS OF CARD MEMBERSHIP.

      (a) Within one year of becoming a member and at all times thereafter, each association member and principal member must itself, taken together with its affiliate members as if they were a single card member, have satisfied the minimum obligations of its category of card membership as established from time to time by the Board of Directors and as set forth in Chapter 7 of the MasterCard Bylaws and Rules manual.

      (b) Each card member shall at all times meet the minimum financial requirements established by the Board of Directors for all members. The Board of Directors, in its discretion, may establish different or additional financial requirements for (i) a category of financial institutions, organizations, or corporations that are described in
            Article I, Section 1, or (ii) an individual member or prospective member of this Corporation in the manner set forth in Section 7.07 of Chapter 7 of the Bylaws and Rules manual, so long as the Board of Directors determines that different or additional requirements are reasonably required to evidence the financial integrity of that category of financial institutions, corporations, or other organizations or of an individual member or prospective member of this Corporation.

      (c) Each card member shall, in accordance with this Corporation's rules and regulations and published policies:

            (i) Accept records of transactions arising from the use of MasterCard cards issued by other members from any of its merchants that it has authorized to honor MasterCard cards, and require all such merchants to honor all properly presented MasterCard cards without discrimination;

            (ii) Accept and pay for records of transactions received from other members arising from the use of any MasterCard cards issued by it;

            (iii) Give cash disbursements without discrimination to all holders of properly presented MasterCard cards; and


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            (iv)  Provide authorization service respecting its own cards for other members, and provide authorization service for any merchants that it has authorized to honor MasterCard cards (each such merchant must not have at any given time more than one telephone number to call for authorizations for MasterCard cards unless the President or his designee has authorized the use of more than one such number after a determination that the multiplicity of numbers will not cause merchant confusion).

      (d) Each card member must actively promote this Corporation's card program.

      (e) Each card member must comply in all respects with (i) the rules, regulations, and other directives associated with the MasterCard Marks as may be amended from time to time, including, but not limited to, the MasterCard Bylaws and Rules manual, the MasterCard/Cirrus ATM Participation Rules and the Cirrus Worldwide Operating Rules and (ii) the rules and regulations adopted in connection with the Authorized Marks as such term is defined in
            Article I, Section 3(b).

      (f) Notwithstanding the foregoing requirements, no provision of these bylaws or of the rules and regulations or published policies of this Corporation requires any card member to undertake any activity that is prohibited by applicable law or regulation. However, the Board of Directors may require a member to undertake a reasonable and not prohibited activity in the place of any prohibited activity.

      (g) Each association and principal member that has members affiliated with it must cause each of its affiliate members to comply with the obligations of card membership of this Corporation that are applicable to that affiliate, and the association and principal member will be liable to this Corporation and to all other members for all activities of its affiliate members with respect to card programs operated and activities engaged in by such affiliate members through the association or principal member including, without limitation, any failure by the affiliate member to comply with the obligations of card membership. If any member affiliated with an association or principal member ceases that affiliation, the association or principal member will nonetheless be obligated pursuant to the rules and regulations and published policies of this Corporation to acquire from other members records of transactions arising, whether before or after the cessation, from the use of MasterCard cards issued by that former affiliate member.

      (h) Except to the extent any such liability or obligation has been previously satisfied by its principal member, each affiliate member shall be responsible for the liabilities and obligations arising out of, or in connection with, its card programs, irrespective of any
            (i) action taken by it to satisfy such liability or

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            obligation with the principal member or (ii) agreements between the principal and affiliate member.

SEC. 6 SPECIFIC OBLIGATIONS OF TRAVELERS CHEQUE PROGRAM MEMBERSHIP.

      (a) Each travelers cheque member must commit to sell MasterCard(R) Travelers Cheques.

      (b) Each travelers cheque member is responsible for the payment of all MasterCard Travelers Cheques that it issues unless otherwise provided herein or in the MasterCard Travelers Cheques Operating Rules and shall maintain sufficient financial equity to ensure that its travelers cheques will be paid and shall comply with all applicable banking and other laws and regulations and the Travelers Cheques Operating Rules. With respect to such travelers cheques members, the Board of Directors may establish different or additional financial requirements (i) for a category of financial institutions, corporations, or other organizations that are described in Section 1 of this Article I or (ii) an individual member or prospective member of this Corporation, so long as the Board of Directors determines that different or additional requirements are reasonably required to evidence the financial integrity of that category of financial institutions, corporations or other organizations, or of an individual member or prospective member of this Corporation.

      (c) Each travelers cheque member must invest the proceeds of sales of travelers cheques in accordance with good banking practice and in compliance with all applicable banking and other laws and regulations and the Travelers Cheque Operating Rules.

      (d) Each travelers cheque member must in accordance with the Travelers Cheque Operating Rules:

            1.    issue and sell MasterCard Travelers Cheques;

            2.    issue MasterCard Travelers Cheque refunds;

            3.    accept and cash MasterCard Travelers Cheques;

            4. provide authorization and investigation services regarding MasterCard Travelers Cheques.

      (e) Each travelers cheque member must actively promote the MasterCard Travelers Cheque program.

SEC. 7 TRANSFERABILITY OF MEMBERSHIP. Membership in this Corporation is not transferable or assignable, whether by sale, consolidation, merger, operation of law, or otherwise.



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SEC. 8 OTHER PROGRAMS.

      (a) No card member that is also involved in another card program may discriminate against this Corporation or its card members in favor of the other program. A card member is not required to participate in any other program of any type offered by this Corporation or by any other organization.

      (b) A travelers cheque member is not required to participate in any other program of any type offered by this Corporation or by any other organization.

SEC. 9 VOLUNTARY TERMINATION OF MEMBERSHIP.

      (a) A member may withdraw as a card member or as a travelers cheque member or as both; a member that is a member of more than one class of membership may withdraw from one or more class or classes of membership and remain a member in another class of membership.

      (b) In order to withdraw from one or more classes of membership, the member must give written notice addressed to the President or the Secretary of this Corporation, preferably by registered or certified mail, return receipt requested, but any other manner of delivery may be used. The notice must, with reasonable clarity, state that it is a notice of termination and must be received by the President or the Secretary. The notice must:

            (i) specify the class or classes of membership from which the member is withdrawing;

            (ii) fix a date on which a withdrawal from a class of membership will be effective, and this date must be at least 30 days after the notice was received by this Corporation; and

            (iii) be otherwise in the form as may be required from time to time by the Board of Directors.

SEC. 10 INVOLUNTARY TERMINATION OF MEMBERSHIP. A member may be expelled from card membership or from travelers cheque membership, or from any or all classes of membership, by the affirmative vote of two-thirds of the entire Board of Directors. The expulsion will be effective upon delivery, or an inability to deliver after a reasonable attempt to do so, of written or actual notice, and the written notice must be provided expeditiously and promptly after the Board of Directors has voted the expulsion. The reasons for the expulsion must be stated with reasonable specificity in the notice and in the minutes of the meeting at which the action was taken.

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SEC. 11 AUTOMATIC TERMINATION OF MEMBERSHIP. A member's membership in all classes of membership in this Corporation shall automatically terminate forthwith if:

      (a) the member suspends payments within the meaning of Article IV of the Uniform Commercial Code as in effect at the time in the State of Delaware, regardless of whether, in fact, the member is subject to the provisions thereof;

      (b) the member takes the required action by vote of its directors, stockholders, members, or other persons with the legal power to do so, or otherwise acts, to cease operations and to wind up the business of the member, such membership termination to be effective upon the date of the vote or other action; or

      (c) the member fails or refuses to make payments in the ordinary course of business or becomes insolvent, makes an assignment for the benefit of creditors, or seeks the protection, by the filing of a petition or otherwise, of any bankruptcy or similar statute governing creditors' rights generally; or

      (d) the government or the governmental regulatory authority having jurisdiction over the member serves a notice of intention to suspend or revoke, or suspends or revokes, the operations or the charter of the member; or

      (e) a liquidating agent, conservator, or receiver is appointed for the member, or the member is placed in liquidation by any appropriate governmental, regulatory, or judicial authority.

      A card member's license authorizing it to use one or more Authorized Marks shall terminate in the event the member fails to actively participate in card activities using such Authorized Mark. If all of a member's licenses are terminated, card membership is automatically terminated on the effective date of termination of the last remaining license.

      The travelers cheques membership of an entity shall automatically terminate in the event of termination of its license authorizing it to use the MasterCard trademark in its travelers cheques program.

SEC. 12 LIABILITIES OF TERMINATED MEMBERS.

      (a)   A member whose membership in any class is terminated:

            (i) shall have no further rights after the effective date of that termination as a member in that class, except as may be provided in the rules and regulations and published policies of this Corporation applicable to that class in order to permit the orderly winding up of its business as a member of that class;

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            (ii)  shall not be entitled to any refund of dues, fees,
                  assessments, or other payments and will remain liable for, and must promptly pay to this Corporation (a) any and all applicable dues, fees, assessments, or other charges as provided in these bylaws or as may be specified in the applicable rules and regulations and published policies of this Corporation and (b) all other charges, debts, liabilities, and other amounts arising or owed in connection with the member's program(s), whether arising, due, accrued, or owing before or after termination of such membership;

            (iii) shall continue to remain liable for the period that may be specified in, and in accordance with, the applicable rules and regulations and published policies of this Corporation to other members for all obligations arising, whether before or after the membership termination, from the use of any cards bearing any of the Marks issued by it, or any travelers cheques issued or sold by it;

            (iv) must promptly take appropriate action, in accordance with the applicable rules and regulations and published policies of this Corporation to give notice of the termination to the holders of cards bearing any of the Marks issued by it as a member of the class in which its membership is terminated and to its merchants that it has authorized to honor cards bearing any of the Marks or, in the case of a terminated travelers cheque member, to give notice of the termination to those organizations and institutions affiliated with it;

            (v)   must forthwith cancel such cards; and,

            (vi) take such further action as may be required of a terminated member hereunder and under the applicable rules and regulations and published policies of this Corporation, or as may be required of the terminated member by the Board of Directors of this Corporation.

      (b) If an association or principal member that has affiliate members terminates its membership in one or more classes of membership, the terminated member must cause each of the affiliate members (that are of the same class or classes with respect to which the membership of the association or principal member has terminated) to take the actions required of a terminated member under this Article I,
            Section 12 unless that affiliate member promptly becomes an affiliate of another association or principal member of the same class or itself becomes an association or principal member of the same class.


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      (c)   An applicant that has been authorized to use an Authorized Mark and to participate in the activities associated with such an Authorized Mark on an interim basis pursuant to this Article I, Section 2(e), but whose application is not approved, is subject to the provisions of this Article I, Section 12, except that all initiation and membership fees paid in connection with the denied application must be promptly returned to the applicant.

SEC. 13 EXAMINATION AND AUDITS OF MEMBERS. The Board of Directors, in its sole discretion, and without having any duty to do so, may from time to time order an audit or other examination of any member. Any financial audit will be conducted by independent accountants selected by the Board of Directors, and the standards and scope of that audit will be established by the Board of Directors. All fees and expenses incurred in connection with any examination or audit will be paid by the member that was examined or audited. Neither persons on the Board of Directors nor this Corporation nor its employees will be liable or responsible in any manner to any or all of the members of this Corporation or to others for any failure to cause any examination or audit to be conducted or for any action or failure to take action following such examination or audit.

SEC. 14 LICENSES. Each successful applicant for membership shall, as a condition of such membership, execute the then-effective license applicable to the class of membership to which it has been elected and assist MasterCard in recording such license if required in the country of license. With respect to individual applicants for membership, the Board of Directors or Regional Board, as the case may be, may add additional requirements or limitations to the standard member license as it reasonably deems appropriate. Any entity using any of the Marks must have a license or other written authorization from this Corporation to do so or must be using such Mark pursuant to authorization from an entity having the power to authorize it to do so.

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ARTICLE II -- BOARD OF DIRECTORS

SEC. 1 POWERS. The business of this Corporation will be managed by the Board of Directors, which may exercise all of the powers of this Corporation and do all lawful acts and things as are not (i) by statute, the Certificate of Incorporation, or these bylaws directed or required to be exercised or done by the members or (ii) specifically delegated as provided in the Bylaws of this Corporation.

SEC. 2 ELECTION; VACANCIES; TERM OF OFFICE. Subject to this Corporation's
       Certificate of Incorporation, the directors will be elected by the Class B Member at the annual meeting of members.

SEC. 3 NUMBER. The authorized number of directors constituting the entire Board of Directors shall be equal to such number of directors as are authorized to constitute the entire Board of Directors of MasterCard Incorporated.

SEC. 4 COMPENSATION OF DIRECTORS. Directors shall receive such compensation from this Corporation as the Board of Directors may from time to time establish.

SEC. 5 QUORUM. The presence of not less than a majority of the total number of directors entitled to vote at any meeting shall be necessary and sufficient to constitute a quorum for the transaction of business at such meeting. Except as otherwise provided by law or these bylaws, the vote of a majority of the voting directors present shall decide any question that may come before the meeting. A majority of the voting directors present at any meeting, although less than a quorum, may adjourn the meeting from time to time without notice other than announcement at the meeting.

SEC. 6 PROCEDURE. The order of business and all other matters of procedure at every meeting of the Board of Directors may be determined by the presiding officer.

SEC. 7 MEETINGS OF THE BOARD OF DIRECTORS.

      (a) The first meeting of each newly-elected Board of Directors shall be held immediately following the annual meeting of members. If the meeting is held at the place of the meeting of members, then no notice of the meeting need be given to the newly-elected directors. If the first meeting is not held at that time and place, then it shall be held at a time and place specified in a notice given in the manner provided for notice of special meetings of the Board of Directors as set forth in Section 7(c) of this ARTICLE II.

      (b) Regular meetings of the Board of Directors may be held upon such notice, or without notice, at such times and at such places within or outside of the State of Delaware as shall from time to time be determined by the Board of Directors.

      (c) Special meetings of the Board of Directors, whether to be held in person or by telephone or similar communications equipment, may be called by the Chairman


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            of the Board of Directors or the President and Chief Executive
            Officer on at least five days' notice to each Director and shall be called by the Chairman or the President and Chief Executive Officer upon the written request of not less than 33 1/3% of the entire Board of Directors; provided, however, that any meeting called to consider a matter that requires the immediate action of the Board of Directors and that does not require the approval of greater than a simple majority of the Directors may be called on at least 24 hours' notice.

      (d) Whenever notice of a meeting of the Board of Directors is required, the notice shall be given in the manner set forth in Section 7(e) of this ARTICLE II and shall state the purpose or purposes, place, date and hour of the meeting.

      (e) Any notice to a director may be given personally, by telephone, by mail, facsimile transmission, telex, telegraph, cable or similar instrumentality or electronic transmission to such director's residence or usual place of business. A notice will be deemed given when actually given in person or by telephone; when transmitted by a legible transmission, if given by facsimile transmission; when transmitted, answerback received, if given by telex; on the day when delivered to a cable or similar communications company; three business days after delivery to a courier service; or on the fifth business day after the day when deposited with the United States mail, postage prepaid, directed to the director at his business address, facsimile number, electronic mail address or telex number or at such other address, facsimile number, electronic mail address or telex number as the director may have designated to the Secretary in writing as the address or number to which notices should be sent. Notice given by any form of electronic transmission shall be deemed given when directed to the director.

      (f) Any director may waive notice of any meeting by signing a written waiver or by electronic transmission, whether before or after the meeting. In addition, attendance at a meeting will be deemed a waiver of notice unless the director attends for the purpose, expressed to the meeting at its commencement, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SEC. 8 ENFORCEMENT OF PAYMENT OF FEES, ASSESSMENTS, AND OTHER OBLIGATIONS. The
       Board of Directors may apply any sums due to a member from this Corporation toward payment of any fees, assessments, and other obligations owed to this Corporation by that member or its affiliates.

SEC. 9 ADOPTION OR AMENDMENT OF RULES AND REGULATIONS. Except as otherwise provided herein or as specifically delegated by the Board of Directors or except as provided in a rule or in rules approved by the Board of Directors, only the Board of Directors may adopt or amend the rules and regulations.

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SEC. 10 APPROVAL OF INDEBTEDNESS. In addition to the authority of the Board of
        Directors, the Executive Committee, if formed, shall have the authority to approve the guarantee of indebtedness for money borrowed by this Corporation. This Corporation shall not incur or guarantee any indebtedness for money borrowed except with the prior approval of either the Executive Committee or Board of Directors in any specific case, unless pursuant to a written policy approved by the Executive Committee or Board of Directors. In the event of approval by the Executive Committee of indebtedness by this Corporation as contemplated above, the Board of Directors shall be informed of such action at its next Board meeting; however, the provision of, or failure to provide, such information to the Board of Directors shall not affect the validity of such indebtedness.

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SEC. 11 MEETINGS BY CONFERENCE TELEPHONE. Directors, and directors serving on committees of the Board of Directors, may participate in a meeting of the Board, or the committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation will constitute presence in person at that meeting for the purpose of constituting a quorum and for all other purposes. The place of any meeting held pursuant to this Section 12 will be deemed to be the place stated in the notice thereof so long as at least one director or, as the case may be, one committee person, is present at that place at the time of that meeting.

SEC. 12 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or the committee, as the case may be, who are entitled to vote, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or of that committee.

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ARTICLE III -- OFFICERS

SEC. 1 ELECTION AND APPOINTMENT. Subject to the provisions of Section 1(a) below regarding the election and term of the Chairman of the Board of Directors, the Board of Directors shall, annually at its first meeting following the annual meeting of stockholders, elect a Chairman of the Board of Directors, a President and Chief Executive Officer and a Secretary; and the Board of Directors may at that meeting, and thereafter, elect a Chairman Emeritus, Chief Operating Officer, up to two vice-chairmen of the Board of Directors, a Treasurer and such other officers as it may from time to time deem advisable. Except as prohibited by law, any two or more offices may be held by the same person. No officer except the Chairman of the Board of Directors, the Vice-Chairmen, if any, and the President and Chief Executive Officer need be a Director of the Corporation.

       (a) THE CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall be elected to an initial term of two years and shall be eligible to be reelected annually thereafter. The Chairman of the Board of Directors shall preside at all meetings of the members of the Board of Directors and shall perform such other duties as are properly assigned to him by the Board of Directors.

       (b) THE VICE CHAIRMAN OF THE BOARD OF DIRECTORS. The Board of Directors may elect up to two Vice Chairmen of the Board of Directors. The Vice Chairmen shall have such powers assigned to them by the Chairman or by the Board of Directors. In the absence of the Chairman, the Chairman shall designate one of the Vice Chairmen to preside at meetings of the Board of Directors.

       (c) THE CHAIRMAN EMERITUS. The Corporation may have a Chairman Emeritus who shall be elected by the Board of Directors and shall be entitled to receive notice of all meetings of the Board of Directors and shall be permitted to attend and participate in all meetings of the Board of Directors, but shall not be entitled to vote. The Chairman Emeritus must have retired as an officer of a member of the Corporation while serving as a member of the Board of Directors of the Corporation and must have served as Chairman of the Board of Directors of the Corporation for at least two years.

       (d) THE PRESIDENT AND CHIEF EXECUTIVE OFFICER. The Corporation shall have a President who also shall be the Chief Executive Officer of the Corporation. The President shall have general overall supervision of all business of the Corporation and shall have such powers and duties as usually pertain to such office or as may be assigned to him by the Board of Directors. In the absence of the Chairman and the Vice-Chairmen, the President shall perform the duties and exercise the powers of the Chairman of the Board of Directors.

       (e) THE CHIEF OPERATING OFFICER. The Corporation may have a Chief Operating Officer who shall be elected by the Board of Directors. The Chief Operating Officer shall report directly to the President and Chief Executive Officer and shall have such


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            responsibilities as shall be assigned from time to time by the
            President and Chief Executive Officer.

      (f) THE TREASURER. The Corporation may have a Treasurer who shall be elected by the Board of Directors. The Treasurer shall have the care and custody of all moneys and securities of the Corporation. S/he shall cause to be entered in records to be kept for that purpose full and accurate accounts of all moneys received by her/him and paid by her/him on account of the Corporation. S/he shall make and sign such reports, statements and documents as may be required by her/him of the Board of Directors or by the laws of the United States, the State of Delaware or any other state or country, and shall perform such other duties as usually pertain to such office or as may be assigned to him/her by the Board of Directors. The Treasurer shall be bonded in the manner and amount prescribed by the Board of Directors. The reports and records of the Treasurer shall be audited as of the end of each fiscal year and at such other times as the Board of Directors may direct by independent certified public accountants selected by the Board of Directors or by a committee of members designated by the Chairman of the Board of Directors with the approval of the Board of Directors.

      (g) THE SECRETARY. The Corporation shall have a Secretary who shall be elected by the Board of Directors. The Secretary shall issue notices of meetings of members and of the Board of Directors when such notices are required by law or these Bylaws. The Secretary shall attend all meetings of the members and of the Board of Directors and keep the minutes thereof. S/he shall affix the Corporation's seal to such instruments as require the seal and shall perform such other duties as usually pertain to such office or as may be assigned to her/him by the Board of Directors or as may otherwise be provided for in these Bylaws.

SEC. 2 TERM OF OFFICE. Subject to the provisions of Section 1(a) above regarding the election and term of the Chairman of the Board of Directors, each officer shall be elected by the Board of Directors and shall hold office until the earliest of such individual's death, resignation, removal or the first meeting of the Board of Directors following the next annual meeting of stockholders. Any officer may be removed at any time, either with or without cause, by the Board of Directors. If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

SEC. 3 RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors or to the President and Chief Executive Officer. Such resignation shall take effect at the time specified in the notice or, if no time is specified, at the time of receipt of the notice, and the acceptance of such resignation shall not be necessary to make it effective.

SEC. 4 SECURITY. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise. In addition, the Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

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SEC. 5 TEMPORARY TRANSFER OF POWERS AND DUTIES. In the event of an absence or illness of any officer, or for any other reason that the Board of Directors or the President and Chief Executive Officer may deem sufficient, the Board of Directors or the President and Chief Executive Officer may temporarily assign the powers and duties of that officer to any other officer or to any Director.

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SEC. 6 COMPENSATION. The compensation of the elected officers shall be fixed by the Board of Directors or a committee thereof. The compensation of other employees of the Corporation shall be fixed by the President and Chief Executive Officer (subject to the oversight of the Board of Directors). All employee incentive programs shall be approved by the Board of Directors or a committee thereof.

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                                                          ARTICLE IV--COMMITTEES

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ARTICLE IV -- COMMITTEES

SEC. 1 DIRECTORS' COMMITTEES. The Board of Directors may designate from among its members an Executive Committee, Audit Committee, Compensation Committee and other committees to serve at the pleasure of the Board of Directors. If the Board of Directors designates an Executive Committee, Audit Committee or Compensation Committee, and there exists a corresponding committee of the Class B Member, such committee shall have the same members as, and authorities similar to, the corresponding committee of the Class B Member. Any other committees, to the extent formed, shall have such authority as the Board of Directors grants them. The Board of Directors shall have power at any time to change the membership of any committees, to fill vacancies in their membership and to discharge any committees.

SEC. 2 CARD STANDING COMMITTEES. The President of this Corporation may appoint as many representatives of the members as he determines to the standing committees described below to consider card matters, and all persons appointed to these standing committees serve on them at the pleasure of the President. In selecting representatives for these committees, the President shall seek to include persons with experience and levels of expertise appropriate for the subject matter of the particular committee and shall also seek to include representatives of members from various regions in order to reflect the Corporation's global nature.

       (a) INTERNATIONAL OPERATIONS COMMITTEE. The International Operations Committee will analyze procedural and operational problems involved in the worldwide interchange of card privileges among card members and report its conclusions and recommendations to the President.

       (b) INTERNATIONAL SECURITY COMMITTEE. The International Security Committee will investigate security problems involved in the worldwide interchange of card privileges among card members and report its conclusions and recommendations to the President.

SEC. 3 PROCEDURES. Each committee shall keep regular minutes of its proceedings and report to the Board of Directors as and when the Board of Directors shall require. Unless the Board of Directors otherwise provides, notice requirements for meetings of committees shall be the same as notice requirements for meetings of the Board of Directors. Unless the Board of Directors otherwise provides, a majority of the members of any committee may determine its actions and the procedures to be followed at its meetings (which may include a procedure for participating in meetings by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other).

SEC. 4 NOTICE OF DIRECTORS' COMMITTEES MEETINGS. Unless the Board of Directors directs otherwise, notice requirements for meetings of directors' committees shall be the same


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                                                          ARTICLE IV--COMMITTEES

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      as notice requirements for meetings of the Board of Directors as set forth in Article II, Sections 6 and 8.

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                                                             ARTICLE V--MEETINGS

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ARTICLE V -- MEETINGS

SEC. 1 ANNUAL MEETING OF MEMBERS. The annual meeting of members, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such date and time as may be fixed by the Board of Directors, at the principal business office of this Corporation, or at such other place as the Board of Directors shall determine.

SEC. 2 SPECIAL MEETINGS OF MEMBERS. Special meetings of members, except as otherwise provided by law, may be held at the principal business office of this Corporation or elsewhere, and may be called at any time by a written request of one-third of the Board of Directors, or by the Chairman of the Board or the President. A special meeting may also be called at the request in writing of members having 25% or more of the total number of votes eligible to be cast as of the date of such request. Such requests from the Board of Directors or members shall state the person or persons calling the meeting and the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the topics stated in the call and matters germane thereto.

SEC. 3 PROCEDURES. The order of business and all other matters of procedure at every meeting of members may be determined by the presiding officer.

SEC. 4 QUORUM. At every meeting of members, except as otherwise provided by law or these bylaws, the presence in person or by proxy of members having a majority of the votes entitled to be cast at the meeting shall constitute a quorum for the transaction of business. Once a quorum is noted as present, it is not broken by the subsequent withdrawal of members. Except as otherwise provided by law, the Certificate of Incorporation, or these bylaws, a majority of the votes cast decides any question that may come before a meeting, assuming a quorum is present.

SEC. 5 ADJOURNMENTS. The members entitled to vote who are present by representative or by proxy at any meeting of members, whether or not they constitute a quorum, have the power by a majority of the votes present to adjourn the meeting to another time or place, and notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, members may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting must be given to each member entitled to vote at the meeting.

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SEC. 6 VOTING. Except as otherwise provided in this Corporation's Certificate of
       Incorporation or as otherwise provided by law, no member other than the Class B Member shall be entitled to vote on any matter for which the members are entitled to vote. To the extent members other than the Class
       B Member are entitled to vote, all association members and principal members and travelers cheque members (as those members are defined in these bylaws) shall be eligible to vote by representative (i.e., the senior officer of the member present at the meeting) or by proxy. On the date of such meeting, each member eligible to vote will have the right to cast the number of votes equal to the number of shares of Voting Stock, as such term is defined in the Class B Member's certificate of incorporation, such member holds in the Class B Member.

SEC. 7 NOTICE OF MEETINGS OF MEMBERS.

      (a) Any notice to a member shall be given personally, by mail, facsimile transmission, telex, telegraph, cable or similar instrumentality or by electronic transmission. A notice will be deemed given when actually given in person; when transmitted by a legible transmission, if given by facsimile transmission; when transmitted, answerback received, if given by telex; on the day when delivered to a cable or similar communications company; three business days after delivery to a courier service; or on the fifth business day after the day when deposited with the United States mail, postage prepaid, directed to the member at such member's address, facsimile number, electronic mail address or telex number as it appears on the records of members or at such other address, facsimile number, electronic mail address or telex number as the member may have designated to the Secretary in writing as the address or number to which notices should be sent. Notice given by a posting on electronic network together with separate notice to the member of such specific posting, shall be deemed given upon the later of (A) such posting and (B) the giving of such separate notice. Notice given by any other form of electronic transmission shall be deemed given when directed to the member.

      (b) Any person may waive notice of any meeting by signing a written waiver or by electronic transmission, whether before or after the meeting. In addition, attendance at a meeting will be deemed a waiver of notice unless the person attends for the purpose, expressed to the meeting at its commencement, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

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                                                             ARTICLE V--MEETINGS

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SEC. 8 CONSENT OF MEMBERS IN LIEU OF MEETING. Any action that is required to, or may, be taken at any meeting of members may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by members eligible to vote on that action having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all members eligible to vote thereat were present and voted. Prompt notice of the taking of action by less than a unanimous written consent of all of the members entitled to vote on an action must be given to those members entitled to vote that did not so consent in writing.

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                                       ARTICLE VI--REGIONS, FEES AND ASSESSMENTS

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ARTICLE VI -- REGIONS, FEES AND ASSESSMENTS

SEC. 1 REGIONS. In connection with the administration of its worldwide business, this Corporation has divided the world into six geographic regions, namely, Asia/Pacific, Canada, Europe, Latin America, Middle East/Africa, and the United States. Each region has assigned corporate staff responsible for all activities within the region, including, without limitation, coordination and support of member programs within the region.

SEC. 2 MASTERCARD MEMBERSHIP FEES. Each card member of this Corporation must pay the joining fee and other fees as may be established from time to time by the Board of Directors, including, by way of example and not limitation, those fees described in Section 7.09 of Chapter 7 of the MasterCard Bylaws and Rules manual. Each new travelers cheque member must pay the then-effective travelers cheque joining fee and other fees as established from time to time by the Board of Directors of this Corporation.

SEC. 3 ANNUAL BUDGET, FEES, ASSESSMENTS AND EXPENSES RELATING TO CERTAIN LOSSES.

      (a) Utilizing the RGO (Regional, Global, and Operations) planning, budgeting, and reporting methodology approved by the Board of Directors of the Class B Member, the individual regions will prepare annual expense budgets with revenue programs and strategic pricing initiatives sufficient to meet the funding requirements. The proposed regional budgets will be supportive of Regional Board-directed marketing programs and will include sufficient resources to fund the assignments of global and operations expenses. Operations expenses are generally assigned on a user-pay basis. Except as contemplated by Section 3(b), global expenses are generally assigned by use of an equitable distribution mechanism that incorporates the value of worldwide brand awareness programs and card utility support.

      (b) Global expenses of the Corporation or the Class B Member that relate to losses suffered by, or liabilities of, the Corporation or the Class B Member arising out of or related to a breach by the Corporation, the Class B Member or Europay International SA of any of their respective representations, warranties, covenants and agreements contained in the Share Exchange and Integration Agreement, dated as of February 13, 2002, as amended, modified, supplemented or restated from time to time, among the Corporation, the Class B Member and Europay International SA (the "Integration Agreement") shall be assigned by an equitable distribution mechanism similar to the mechanism used for assigning other global expenses; provided, however, that:


                                       26
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                                       ARTICLE VI--REGIONS, FEES AND ASSESSMENTS

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            (i)   if the losses and liabilities arise out of or are related to a breach by the Corporation or the Class B member and exceed, in the aggregate, $21 million, then the global expenses in the amount of the excess shall be allocated solely to regions other than the Europe region; and

            (ii) if the losses and liabilities arise out of or are related to a breach by Europay International SA and exceed, in the aggregate, $7 million, then the global expenses in the amount of the excess shall be allocated solely to the Europe region.

      (c) Annually, each Regional Board shall establish a regional budget for the following year, which budget shall provide sufficient funds to
            (i) vigorously promote the brand and fund the other regional programs, initiatives, and activities and (ii) fund the region's assignment of centrally managed expenses. The method of funding the regional budget will be by assessment and other fees (including, without limitation, transaction and operations fees) paid to this Corporation or the Class B member by the members in the region. Each member within a region shall pay not less than the amount established as the minimum assessments and fees payable by each member within the region. If budgeting authority has not been delegated to a Regional Board in a region, the annual budget for the region shall be reviewed and approved by the Board of Directors of the Corporation.

      This Corporation's entire Annual Budget incorporating all regional budgets shall be submitted to the Board of Directors for its approval at least 30 days prior to the fiscal year to which it applies. In its review of such Annual Budget, the Board of Directors shall, among other things, ensure that each final regional budget provides for the appropriate level of expenses assigned to the region and the level of expenditures necessary to appropriately support this Corporation's brands and programs in that region and an appropriate method of funding such expenses.

SEC. 4 ASSESSMENTS.

      (a) In addition to establishing the Annual Budget of this Corporation as described in Section 3 above, the Board of Directors at any time, and from time to time, may fix and impose assessments on all or some lesser number of the members (other than the Class B member) of this Corporation for expenses and liabilities that relate to the ordinary activities of the Corporation, including, without limitation, expenses and liabilities related to counterfeit insurance premiums, advertising and penalties for violation of the bylaws, rules and regulations or other published policies of the Corporation. Subject to Section 4(c) and (e), the Board of Directors may fix a separate rate or basis of assessment for members of different regions, as well as for members within a region.


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                                       ARTICLE VI--REGIONS, FEES AND ASSESSMENTS

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      (b)   The Board of Directors at any time, and from time to time, may fix and impose special assessments for all or any portion of the Corporation's and the Class B Member's expenses and liabilities arising out of extraordinary events, such as settlements or judgments in major litigations and catastrophic occurrences that may cause significant risk or damage to the Corporation and the Class B Member ("Special Assessments"). In no event shall the aggregate cumulative liability of all members (including terminated members as described in Article I, Section 12) for Special Assessments imposed on all members from and after June 28, 2002, exceed two times the Class B Member's consolidated Worldwide Annual Revenue; provided, however, that the foregoing limitation shall not apply to (i) assessments contemplated by Article VI, Section 3(b) and Article VI,
            Section 4(d) of these Bylaws, (ii) assessments contemplated by ARTICLE NINTH(b) of the Corporation's Certificate of Incorporation and (iii) assessments for expenses and liabilities relating to conduct engaged or alleged to have been engaged in by the Corporation prior to June 28, 2002 (whether or not such conduct continues after June 28, 2002). "Worldwide Annual Revenue" means the highest amount of revenue paid to the Class B Member and its subsidiaries in any of the three 12-month periods covered by the three most recent Global Proxy Calculations less any Special Assessments previously paid by the members.

      (c) With respect to any Special Assessment imposed on less than all of the members, in no event shall a member be required to contribute to a Special Assessment, in an amount greater than eight times revenue paid to the Class B Member and its subsidiaries by that member during the 12-month period covered by the most recent Global Proxy Calculation; provided, however, that the foregoing limitation shall not apply to (i) assessments contemplated by Article VI, Section 3(b) and Article VI, Section 4(d) of these Bylaws, (ii) assessments contemplated by ARTICLE NINTH(b) of the Corporation's Certificate of Incorporation and (iii) assessments for expenses and liabilities relating to conduct engaged or alleged to have been engaged in by the Corporation prior to June 28, 2002 (whether or not such conduct continues after June 28, 2002).

      (d) An "Integration Assessment" is an assessment of the members of the Corporation's Europe region or its regions other than Europe, as the case may be, to compensate the Corporation and/or the Class B Member for losses suffered by, or liabilities of, the Corporation and/or the Class B Member, in excess of the amounts contemplated by Article VI, Section 3(b), arising out of or related to a breach of the representations, warranties, covenants and agreements contained in the Integration Agreement, but only to the extent such losses and liabilities have not been satisfied by an allocation of expenses in accordance with Article VI, Section 3(b).


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                                       ARTICLE VI--REGIONS, FEES AND ASSESSMENTS

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      (e)   In determining whether to impose a Special Assessment on this
            Corporation's members for obligations that are associated with a particular region(s) or member(s), the Board of Directors must first consider whether it is appropriate and consistent with the interests of this Corporation and its members to allocate the obligations for such assessment first to the region(s) and/or member(s) concerned before extending the assessment to this Corporation's other regions and/or members.

      (f) In the event a member violates a rule for which an assessment is expressly provided, the President or his designee shall warn the member of the violation. If, subsequent to this warning, the member shall continue to violate the rule, this Corporation shall draft on the member in the amount of the assessment unless the member can demonstrate that it could not reasonably avoid the violation. Any member wishing to dispute the finding of violation or the resulting assessment shall have a right to have such finding or assessment reviewed by the Board of Directors at its next regularly scheduled meeting following the date of the assessment. In the event a member wishes to exercise its right of review, it must so advise the Secretary, by registered or certified mail, at least 30 days prior to the Board meeting. The findings of the Board of Directors shall be final.

      (g) Any Special Assessments of the members will require authorization of the Board of Directors as follows:

            (i) when the Special Assessment is less than or equal to one times the "Worldwide Annual Revenue," by a simple majority of the Board of Directors; and

            (ii) when the Special Assessment is greater than one times the "Worldwide Annual Revenue" but less than or equal to two times annual revenue, by a two-thirds majority of the entire Board of Directors.

SEC. 5 PRORATING ASSESSMENTS AND OTHER FEES.

      (a) An association or principal member must pay all assessments, operating fees, and other fees applicable to its MasterCard programs for the calendar year in which it becomes such a member.

      (b) If an association or principal member transfers to affiliate status with another member, any remaining assessments, operating fees, and other fees that the transferring member would have been obligated to pay had it remained an association or principal member to the end of the year will, but without duplication, become additional assessments, operating fees, and other fees to be paid by the member with which the transferring member has become affiliated. If an affiliate of a member transfers and becomes a new association member or


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                                       ARTICLE VI--REGIONS, FEES AND ASSESSMENTS

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            principal member, the assessments, operating fees, and other fees of the transferring member will, when paid, be credited or refunded, as the case may be, to the member with which it had been affiliated to avoid duplicate payment of assessments and fees on the same volume. However, no such credit or refund will reduce the assessments, operating fees, and other fees of an association or principal member below the minimum assessments, operating fees, and other fees established pursuant to Article VI, Section 3.

      (c) In imposing any additional assessment, the Board of Directors may in its discretion make a provision for prorating the assessment to reflect periods of membership.

SEC. 6 PAYMENT DATES. Fees and assessments must be paid on the date or dates and in the installments (if any) as the Board of Directors or staff may prescribe.

SEC. 7 CERTIFICATION OF ACCOUNTS AND VOLUMES. Each association member and principal member must file with this Corporation a certified statement of
       (i) the aggregate number of its active MasterCard card accounts (as defined in Section 8 of this Article VI) and the active MasterCard card accounts of the card members affiliated with it, (ii) its Gross Acquiring Volumes, as defined in the Bylaws of the Class B Member, and (iii) its Gross Dollar Volumes, as defined in the Bylaws of the Class B Member, as of such date or dates or for such period or periods as the Board of Directors may require from time to time. Each travelers cheque member must file with this Corporation a certified statement of the aggregate sales of MasterCard Travelers Cheques as of such date or dates or for such period or periods as the Board of Directors may require from time to time.

SEC. 8 ACTIVE MASTERCARD CARD ACCOUNTS. Active MasterCard card accounts as of a given date are those accounts accessed by cards bearing one or more trademarks of this Corporation on which accounts (i) one or more transactions have been completed and/or (ii) a fee has been paid by the cardholder to the issuer of the card during the 12 full months prior to the date of the request to the members for this information.

SEC. 9 MASTERCARD TRAVELERS CHEQUE SALES. MasterCard Travelers Cheques sales are the total sales of a travelers cheque member of its MasterCard Travelers Cheque sales directly by itself and through its sales agents for any given period of time as determined by the Board of Directors.

SEC. 10 TERMINATION FEE.

        (a) CARD MEMBERSHIP. Any card member that ceases to be a member of this Corporation, whether voluntarily or involuntarily, must:

            (i) pay any amounts otherwise payable as provided in these bylaws or the rules and regulations of this Corporation;


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                                                                          BYLAWS
                                       ARTICLE VI--REGIONS, FEES AND ASSESSMENTS

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            (ii)  pay any charges incurred and assessments approved but not yet billed to that member (or attributable to that member if it is affiliated with an association or principal member);

            (iii) reimburse this Corporation for any disbursements made on its behalf; and

            (iv)  pay the greater of US $500 or the sum of:

                  (1) the highest total amount the member was billed and/or paid (or would have been billed or paid, in the case of an affiliated member, had it been a principal member) as

                        (a) assessments (other than Special Assessments for which such terminated member shall remain liable in accordance with Article VI, Section 4); and

                        (b) fees and charges for services provided directly or indirectly by this Corporation respecting the member's MasterCard (charge card, debit services, and otherwise) activities and other fees included within the region's annual budget, in a single year during the four calendar years preceding the year in which the termination is effective, or in that year itself; if the member has not been a MasterCard member for one or more calendar years, as of the date on which the termination is effective, this amount will be equal to the total billed or paid, or that would have been billed or paid in the case of an affiliate member had it been a principal member, in the 12 calendar months preceding the month in which the termination is effective; and

                  (2) a pro rata share (defined as the percentage derived by dividing the highest number of the terminating member's MasterCard votes in a single year during the four calendar years preceding the year in which the termination is effective, or in that year itself, by the total number of MasterCard votes for the year in which the termination is effective) of any long-term obligations, including leases and loans of all types (excepting contracts and leases covered in subsection
                        (4) below), but not giving any effect to present values of future payments or to any escalation provision, of this Corporation and its subsidiaries as of the end of the month preceding the date on which the termination is effective; and

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                                                                          BYLAWS
                                       ARTICLE VI--REGIONS, FEES AND ASSESSMENTS

------------------------------------------------------------------------------


                  (3) any federal, state, local, or other government taxes or charges that are attributable to the above amounts; and

                  (4) termination charges and penalties arising from the cancellation of contracts and leases for equipment and supplies arranged for or entered into in order to accommodate, or on behalf of, the terminating member.

      (b) MINIMUM TERMINATION FEES. The minimum termination fee established in the preceding section applies to each card member, including each affiliate member, except that if an association or principal member terminates simultaneously with some or all of the members affiliated with it, or if a group of members affiliated with an association or principal member simultaneously and jointly terminate, the minimum termination fee will apply to the group, as if the terminating members were but a single member.

      (c) TRAVELERS CHEQUE MEMBERSHIP. With respect to any travelers cheque member that ceases to be a travelers cheque member of MasterCard, such member must pay any direct charges resulting from the termination from the program and must pay for the costs to be incurred in the spin-down payments of its outstanding travelers cheques and any assessments or fees applicable to it as a result of it having been a travelers cheque member of this Corporation.

      (d) UNBILLED ASSESSMENTS. The Board may in its sole discretion excuse a withdrawing member from paying an assessment approved after the date of the member's notice of termination and on or before the date on which the termination is effective.

      (e) NOTICE OF TERMINATION. A notice of termination must be in writing, addressed to the President or the Secretary of this Corporation, and be provided this Corporation so as to have been received at least 30 days before the effective date of termination set forth in the notice letter as provided in Section 9 of Article I.

      (f) INTERIM PARTICIPATION. An applicant that receives permission to participate in the activities of this Corporation will not be subject to the provisions of this Section 10 until its application is approved by the Board of Directors.

      (g) TERMINATION OF CORPORATION. Subject to the Board of Directors' right, but not obligation, to establish members' obligations on termination of this Corporation, the provisions of this Section 10 shall not apply, except with respect to those members whose notice of termination has previously become effective in accordance with
            Section 10(e) above in the event of any voluntary or involuntary liquidation, dissolution, or winding up of this Corporation or the voluntary or involuntary cessation of all or substantially all of the activities of this Corporation.


                                       32
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                                                                          BYLAWS
                                           ARTICLE VII--MISCELLANEOUS PROVISIONS

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ARTICLE VII -- MISCELLANEOUS PROVISIONS

SEC. 1 FISCAL YEAR. The fiscal year of this Corporation is the calendar year.

SEC. 2 INDEMNIFICATION. This Corporation will, to the full extent permitted by the General Corporation Law of the State of Delaware, indemnify all persons whom this Corporation may indemnify pursuant thereto. Notwithstanding the foregoing, the indemnification provided by this
       Section 2 will not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, or under any vote of members or of disinterested directors of this Corporation or otherwise.

SEC. 3 CORPORATE SEAL. The seal of this Corporation will be circular in form with the words "MasterCard International Incorporated" around the outer margin and the words and figures "Corporate Seal 1966 Delaware" in the center.

SEC. 4 CORPORATE SYMBOL. The symbol of this Corporation will be the word
       "MasterCard" superimposed across a red circle overlapping a yellow circle in the form adopted by the Board of Directors as the corporate symbol of this Corporation.

SEC. 5 DEFINITIONS. The term "card" when used herein means a device, complying with the specifications set forth in the rules and regulations, which may be used to pay for goods and/or services and to obtain cash through access of the cardholder's credit, charge, or depository account with the issuer of the card.

      The term "entire Board of Directors" when used herein in connection with voting requirements shall refer to the number of directors authorized to serve as directors by the Board of Directors less any vacancies and any directors not entitled to vote on such issue. In the event a vote is specified to be taken by the Board of Directors without reference to the "entire Board of Directors," then the number of votes required shall be calculated based upon the number of directors voting at the meeting which a quorum is present.

      The term "rules and regulations" when used herein means the rules part, which is separate from the bylaws part, of the Corporation's Bylaws and Rules manual, the provisions set forth in the Operations Manual and the provisions set forth in any other manual prepared in connection with any program or service or activity of this Corporation and published to the membership from time to time, for example, and not by way of limitation, the Security Procedures and Systems manual and the Authorization System Manual.

      A "published policy" is one that has been disseminated by bulletin, letter, or other form of written communication to, at least, the principal members that, along with their affiliate members, are affected by such policy.


                                       33
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                                                                          BYLAWS
                                           ARTICLE VII--MISCELLANEOUS PROVISIONS

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SEC. 6 AMENDMENT OF BYLAWS. The Board of Directors or the Class B Member may
       adopt, amend or repeal these bylaws, provided, however, that in order to
       (i) adopt, amend, or repeal the maximum aggregate cumulative liability for all members for Special Assessments as described in Article VI,
       Section 4(b) or this provision of these bylaws the approval of at least 75% of the members of the Board of Directors present at a meeting at which a quorum is present and the approval of a majority of the outstanding shares of MC Global Class A Stock and, prior to and including the Transition Date, share of MC Global Class B Stock (as each such term is defined in the Integration Agreement), voting together as a single class, shall be required and (ii) adopt, amend or repeal the cumulative maximum liability for each member for Special Assessments as described in
       Article VI, Section 4(c) or this provision of these bylaws the affirmative vote of at least two-thirds of the Board of Directors present at a meeting at which a quorum is present shall be required. In addition, and not by way of limitation of the foregoing, the Class A Members, by the affirmative vote of at least two-thirds of the voting power held by the Class A Members, as determined in accordance with Section 6 of
       Article V, present at a meeting at which a quorum is present, may amend
       Article I of the bylaws or this sentence.

SEC. 7 INCONSISTENT PROVISIONS; LICENSES. In the event of an inconsistency between a provision of these bylaws and a provision in any member MasterCard license, the provisions of these bylaws shall prevail and the member license shall be deemed to have been amended so as to be consistent with the bylaws provision. In the event of an inconsistency between a provision of the rules, regulations, or other directives associated with Marks other than the MasterCard Mark and the license for such Mark granted to a Member, the provision of such rules, regulations, and other directives shall prevail and the license shall be deemed to have been amended so as to be consistent with the rules provision.


                                       34